Exhibit 99.1

PAINCARE HOLDINGS REPORTS 2007 FIRST QUARTER RESULTS

CEO Comments on Execution of Business Strategies

ORLANDO, Fla. – (PR NEWSWIRE) – May 16, 2007 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today provided an update on its business strategy and reported its financial results for the 2007 first quarter period, ended March 31, 2007. Due to the recent change of its independent auditors, PainCare anticipates filing the related Form 10Q no later than close of business on Friday, May 18, 2007. The financial data included within this press release may be subject to change upon the filing of the Form 10Q for the three month period ending March 31, 2007.

OPERATIONAL HIGHLIGHTS AND RESTRUCTURING UPDATE:

•

The Company has progressed in negotiations with certain third parties to acquire its Ambulatory Surgery Centers located in South Florida, and expects to reach a definite agreement and subsequently close on the sales prior to the end of the second quarter. The proceeds will be used to reduce the Company’s debt obligations due its senior note holder.

•

PainCare is in negotiations with the original selling shareholders of The Center for Pain Management, LLC and The Center for Pain Management ASC, LLC, providing for the sale of the practice and Ambulatory Surgery Centers (ASCs) and related medical practice located in Maryland.

•

In keeping with its efforts to strengthen its core operating platform, PainCare has continued its efforts to divest certain non-performing business interests. During the first quarter, the Company entered into an agreement with Centeno Shultz, Inc., providing for the rescission of the original purchase agreement.

•

PainCare also rescinded its original purchase agreements with Georgia Pain Physicians, P.C. (GPP), Georgia Surgery Centers, Inc. (GSC), and Robert E. Windsor, M.D. On April 30, 2007, PainCare sold and Windsor purchased, all of the issued and outstanding shares of stock of GSC.

•

On March 26, 2007, the Federal Magistrate recommended that the District Court dismiss all outstanding claims with leave to amend related to the pending shareholder class action law suit filed against PainCare. The District Court signed the order which adopted the Magistrate’s report and recommendations and dismissed the securities case with leave to amend on April 25, 2007.

•

The District Court issued a final order and judgment in the derivative action, on April 20, 2007, which approved the terms of the settlement, including an award of attorneys’ fees of $500,000 to plaintiff’s counsel for their work in conjunction with the settlement and a dismissal and release of all derivative claims.

•

PainCare has continued to develop and support the infrastructure build-out of its new wholly owned subsidiary, Integrated Pain Solutions, LLC (IPS). In early April, IPS announced that it had named MINES & Associates its exclusive provider of private-labeled utilization management, case management, care coaching and data collection services in support of IPS’ newly developed pain-focused Managed Services Organization.

Financial Highlights for Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006 (restated):

•

Revenue from continuing operations declined 15.5% to $13.8 million from $16.4 million. The decrease was due primarily to the operating results of several practices during the quarter, three of which have been disposed of since March 31, 2006.

•	Professional fees associated with the Company’s debt restructuring, accounting fees and Sarbanes-Oxley costs increased 41.5% to $2.3 million, up from $1.6 million.

•	Consolidated adjusted EBITDA decreased to ($1.6 million) from $2.9 million.

•	Net loss from continuing operations fell to $2.7 million, or $.05 loss per basic and diluted share, from net income of $17.1 million, or $0.30 earnings per basic and $0.25 earnings per diluted share.

As of March 31, 2007, the Company had approximately $14.0 million in cash and receivables from continuing operations and approximately $94.6 million in total stockholders’ equity.

According to Randy Lubinsky, Chief Executive Officer of PainCare, “We have continued to make progress towards achieving our Company’s near term business objectives. The pending sale of our ASC’s in Florida, coupled with the positive net effects related to the anticipated sale of our Maryland-based practice and ASC business and the rescission of our acquisition of Dr. Windsor’s practice and ASC business, will allow us to improve our balance sheet and significantly reduce our outstanding indebtedness. This should go a long way in restoring financial stability to our Company as we persist in executing our refined business strategy, which remains centered on profitably managing our national network of affiliated pain practices, while investing in the growth of IPS.”

PAINCARE HOLDINGS, INC.

Consolidated Balance Sheets

As of March 31, 2007 and December 31, 2006

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,623,725	$3,180,542
Accounts receivable, net	11,382,743	10,744,604
Deposits and prepaid expenses	808,979	1,541,540
Current deferred tax asset	2,141,299	1,785,386
Income tax receivable	5,156,712	4,135,375
Current assets of discontinued operations	9,327,261	9,732,008

Total current assets	31,440,719	31,119,455
Property and equipment, net	9,457,675	9,579,704
Goodwill, net	87,490,877	88,263,819
Other assets	3,872,372	4,016,010
Non-current assets of discontinued operations	29,029,513	30,262,937

Total assets	$161,291,156	$163,241,925

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$6,442,330	$5,634,124
Derivative liabilities	600,000	600,000
Acquisition consideration payable	3,103,095	4,026,209
Current portion of notes payable	34,195,868	34,053,378
Current portion of convertible debentures	12,676,613	12,415,480
Current portion of capital lease obligations	1,311,545	1,383,790
Current liabilities of discontinued operations	1,566,951	1,485,464

Total current liabilities	59,896,402	59,598,445
Capital lease obligations, less current portion	1,657,510	1,717,138
Deferred tax liability non-current	2,901,595	2,336,704
Non-current liabilities of discontinued operations	11,250	46,859

Total liabilities	64,466,757	63,699,146

Minority interests related to discontinued operations	2,275,490	2,191,797
Commitments and contingencies	—	—
Stockholders’ equity:

Common stock, $.0001 par value. Authorized 200,000,000 shares; issued and outstanding 66,849,164 and 66,292,721 shares, respectively	6,685	6,629
Preferred stock, $.0001 par value. Authorized 10,000,000 shares; issued and outstanding -0- shares	—	—
Additional paid in capital	143,124,782	142,763,156
Accumulated deficit	(48,640,692)	(45,465,595)
Accumulated other comprehensive income	58,134	46,792

Total stockholders’ equity	94,548,909	97,350,982

Total liabilities and stockholders’ equity	$161,291,156	$163,241,925

PAINCARE HOLDINGS, INC.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2007 and 2006 (Unaudited)

	For the Three Months Ended March 31,
	2007	2006
Revenues:		(as restated)
Pain management	$9,622,598	$10,649,878
Surgeries	1,342,193	1,881,030
Ancillary services	2,860,769	3,828,377

Total revenues	13,825,560	16,359,285
Cost of revenues	3,944,257	2,865,889

Gross profit	9,881,303	13,493,396
General and administrative expense	11,521,356	1,345,734
Impairment of goodwill	229,745	—
Amortization expense	148,745	469,062
Depreciation expense	481,560	487,996

Operating income (loss)	(2,500,103)	11,190,604
Interest Income (expense)	(1,652,674)	(618,094)
Derivative benefit (expense)	—	10,394,555
Other income	25,426	87,531

Income (loss) from continuing operations before income taxes	(4,127,351)	21,054,596
Benefit (provision) for income taxes	1,437,174	(3,920,837)

Income (Loss) from continuing operations	(2,690,177)	17,133,759

Discontinued operations:
Income (loss) from discontinued operations (less applicable income tax (expense) benefit of $111,630 and ($794,878))	(241,570)	91,682
Loss on disposal of discontinued operations (less applicable income tax benefit of $125,362	(243,350)	—

Income (loss) from discontinued operations, net of tax	(484,920)	91,682
Income (loss) from discontinued operations before a cumulative effect of a change in accounting principle	(3,175,097)	17,225,441

Cumulative effect of a change in accounting principle (net of tax of $661,283)	—	991,925

Net income (loss)	$(3,175,097)	$18,217,366

Basic income (loss) per common share:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle	$(.04)	$.28

Income (loss) from discontinued operations	$(.01)	$—

Cumulative effect of a change in accounting principle	$—	$.02

Net income (loss)	$(.05)	$.30

Diluted income (loss) per common share:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle	$(.04)	$.24

Income (loss) from discontinued operations	$(.01)	$—

Cumulative effect of a change in accounting principle	$—	$.01

Net income (loss)	$(.05)	$.25

To supplement PainCare’s consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), management continues to believe that an understanding of Consolidated Adjusted EBITDA is an important measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures for our stockholders.

The Company uses Consolidated Adjusted EBITDA on a consolidated basis to assess its operating performance. Management believes it is meaningful because it provides investors a basis using criteria that are used by PainCare’s internal decision makers. The Company’s internal decision makers believe Consolidated Adjusted EBITDA is a meaningful measure, because it represents a transparent view of PainCare’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments. Additionally, management believes the inclusion of professional fees associated with litigation, accounting restatement, audit and tax work associated with the restatement process, and the implementation of Sarbanes-Oxley Section 404 and other non-ordinary course charges distort within EBITDA their ability to efficiently assess and view the core operating trends on a consolidated basis and within segments. PainCare reconciles consolidated Adjusted EBITDA to gain (loss) from continuing operations.

The Company also uses Consolidated Adjusted EBITDA on a consolidated basis as a liquidity measure. Management believes this financial measure on a consolidated basis is important in analyzing the Company’s liquidity because it is also a component of certain material covenants contained within and defined by its credit agreement. These covenants are material terms of these agreements because they govern the Company’s credit agreement, which in turn represent a substantial portion of its capitalization. Non-compliance with these financial covenants under its credit facilities—its interest coverage ratio and its leverage ratio—could result in the lenders requiring the Company to immediately repay all amounts borrowed. Any such acceleration could also lead the investors in our public debt to accelerate their maturity. In addition, if PainCare cannot satisfy these financial covenants in the indenture governing the credit agreements, management cannot engage in certain activities, such as incurring additional indebtedness, making certain payments, acquiring and disposing of assets. Consequently, Consolidated Adjusted EBITDA is critical to the Company’s assessment of our liquidity.

In general terms, the definition of Consolidated Adjusted EBITDA, per its credit agreement, is defined as consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, in each case, as determined in accordance with GAAP.

However, Consolidated Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America, and the items excluded from Consolidated Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Consolidated Adjusted EBITDA should not be considered a substitute for net gain/(loss) from continuing operations or cash flows from operating, investing, or financing activities. Because Consolidated Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles in the United States of America and is thus susceptible to varying calculations, Consolidated Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenue and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the Company’s consolidated financial statements filed on Form 10-K.

Reconciliation of Loss from Continuing Operations to Consolidated Adjusted EBITDA

	Three Months Ended March 31,
	2007	2006
Net Income	$(3,175,097)	$18,217,366
Less cumulative effect of a change in accounting principle, net of tax	—	(991,925)

Less income(loss) from discontinued operations, net of tax	484,920	(91,682)

Loss from continuing operations	$(2,690,177)	$17,133,759
Benefit (provision) for income tax expense	1,437,174	(3,920,837)
Depreciation and amortization	630,305	957,058
Impairment of goodwill	229,745	—
Impairment of other assets	—	—
Interest expense	1,652,674	618,094
Other income	(25,426)	(87,531)

Consolidated EBITDA	(1,640,053)	22,542,217
Derivative income		(10,394,555)
Non-cash compensation	66,234	(9,249,269)

Consolidated adjusted EBITDA after derivative income and non-cash compensation	$(1,573,819)	$2,898,393

Reconciliation of Consolidated Adjustment EBITDA to Net Cash Provided by (Used In) Operating Activities

	Three Months Ended March 31,
	2007	2006
Consolidated Adjusted EBITDA	$(1,573,819)	$2,898,393
Interest expense and amortization of debt and discount and fees	(1,652,674)	(618,094)
Other income	25,426	87,531
Amortization of debt issue costs, debt discounts, and fees	570,737	376,384
Stock issued for interest payments	194,140	196,050
Current portion of income tax provision	1,437,174	545,671
Non-cash interest for forbearance fees	832,500	—
Loss on disposal of property and equipment	21,790	—
Non-cash transactions	11,342	(489)
Change in operating assets and liabilities, net of assets acquired	(1,029,386)	(2,396,040)
Net cash provided by operating activities attributed to discontinued operations	(467,099)	(641,983)

Net Cash Provided by Operating Activities	$(1,629,869)	$447,423

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Suzanne Beranek

at 407-475-0763 or via email at suzanne@beranekcommunications.com

Investor/Shareholder Relations

Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist

Elite Financial Communications Group, LLC

at 407-585-1080 or via email at prz@efcg.net